Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Equity Premium Advantage Fund

811-21731


The annual meeting of shareholders was held in the offices of Nuveen Investments on September 19, 2014; at this meeting the shareholders were asked to vote to approve an agreement and plan of reorganization, to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members. The meeting was subsequently adjourned to October 20 and November 17, 2014.


The results of the shareholder votes are as follows:

<c> Common shares

To approve an Agreement and Plan of
Reorganization


   For
         13,261,920
   Against
           1,957,777
   Abstain
              436,218
   Broker Non-Votes
           2,334,603
      Total
         17,990,518




To approve a new investment
management agreement between the
Fund and Nuveen Fund Advisors, LLC.


   For
         12,052,603
   Against
           1,239,199
   Abstain
              566,752
   Broker Non-Votes
           2,879,074
      Total
         16,737,628


To approve a new sub-advisory
agreement between Nuveen Fund
Advisors, LLC and Gateway Investment
Advisers, LLC.


   For
         12,026,093
   Against
           1,274,640
   Abstain
              557,821
   Broker Non-Votes
           2,879,074
      Total
         16,737,628

Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission
Type N-14 8C, accession number 0001193125-14-
443677, on December 16, 2014.